FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Date of Report (Date of earliest event reported) April 7, 1997.


                       DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)


   Colorado                     2-96976-D               84-1155-41
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(State or other             (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification
   incorporation)                                     Number)

                      P.O. Box 320334, Fairfield, CT 06432
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                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (203) 259-7713

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      (Former name or former address, if changed since last report.)

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Item 5. OTHER EVENTS

On March 25, 1997 the Company entered a purchase and sales agreement to acquire 100 percent of the outstanding stock of Travel Source Limited, a Rhode Island corporation engaged in the travel agency business.

DCI exchanged 29,412 shares of its common stock valued at $3.40 per share for 100 percent of Travel Source shares. If six months from the closing, DCI shares are selling for less than $3.40 per share, DCI will give selling shareholders additional shares of 144 stock to bring the total purchase back to $100,000.

No financial statements are being filed because the acquisition is not significant.

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                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.


                    Joseph J. Murphy
                    __________________________

                    Joseph J.  Murphy
                    President
                    Date: April 7, 1997